Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 18, 2026

We consent to the incorporation by reference in the Registration Statement No. (333-196866, 333-119887, 333-119590, 333-185556, 333-266241, 333-221190, 333-280857, 333-280858, and 333-287702) on Form S-8 of our report dated June 18, 2026, appearing in the Annual Report on Form 11-K of the Community Financial System, Inc. 401(k) Employee Stock Ownership Plan for the year ended December 31, 2025.

/s/ Dannible & McKee, LLP
Dannible & McKee, LLP
Syracuse, New York